 EX-99.B(j)wraconsnt

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 140 to Registration Statement No. 2-21867 on Form N-1A of our report dated November 16, 2006, relating to the financial statements and financial highlights of Waddell & Reed Advisors Funds, Inc., including Waddell & Reed Advisors Bond Fund, appearing in the Annual Report on Form N-CSR of Waddell & Reed Advisors Funds, Inc. for the year ended September 30, 2006, and our reports dated August 15, 2006 relating to the financial statements and financial highlights of Waddell & Reed Advisors Accumulative Fund, Waddell & Reed Advisors Core Investment Fund, and Waddell & Reed Advisors Science and Technology Fund, appearing in the Annual Report on Form N-CSR of Waddell & Reed Advisors Funds, Inc. for the year ended June 30, 2006, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Custodial and Auditing Services" in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Kansas City, Missouri

January 25, 2007